UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 15, 2009

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

(exact name of registrant as specified in charter)

Maryland	000-51199	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road, Oak Brook, Illinois		60523
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (630) 218-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events

Attached to this Form 8-K as Exhibit 99.1 is a copy of a letter to be sent by Inland Western Retail Real Estate Trust, Inc. (the “Company”) to its shareholders on or about January 23, 2009 in connection with, among other things, the Company’s annual statement of value, being the Company’s estimate of the value of a share of its stock for purposes of the Employee Retirement Income Security Act, as amended (“ERISA”), which letter is incorporated by reference in its entirety into this filing.

In order for qualified plans to report account values as required by ERISA, we provide an estimated share value on an annual basis. As of December 31, 2008, the annual statement of value for our shares for shareholders subject to ERISA was estimated to be $8.50 per share.

The annual statement of value for shareholders subject to ERISA and to certain other plan shareholders is only an estimate and may not reflect the actual value of our shares. The annual statement of value is based on the estimated value of each share of common stock based as of the close of our fiscal year.  The board of directors, in part, relied upon third party sources and advice in arriving at this estimated value, which reflects, among other things, the impact of the recent adverse trends in the economy and the real estate industry.  Because this is only an estimate, we may subsequently revise any annual valuation that is provided. We cannot assure that:

•                                this estimate of value could actually be realized by us or by our shareholders upon liquidation;

•                                shareholders could realize this estimate of value if they were to attempt to sell their shares of common stock now or in the future;

•                                this estimate of value reflects the price or prices at which our common stock would or could trade if it were listed on a national stock exchange or included for quotation on a national market system; or

•                                the annual statement of value complies with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law.

In conjunction with the Company’s estimate of the value of a share of its stock for purposes of ERISA, the board of directors amended the Company’s Distribution Reinvestment Program (“DRP”), effective March 1, 2009, solely to modify the purchase price.  Under the DRP, a shareholder may acquire, from time to time, additional shares of our stock by reinvesting cash distributions payable by us to such shareholder, without incurring any brokerage commission, fees or service charges.  Thus, on or after March 1, 2009, additional shares of our stock purchased under the DRP will be purchased at a price of $8.50 per share.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

The following Exhibit is included with this Report:

99.1                           Letter to shareholders of Inland Western Retail Real Estate Trust, Inc.

The statements and certain other information contained in this report, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby.  These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment.  Such risks and uncertainties could cause actual results to differ materially from those projected.  These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INLAND WESTERN RETAIL REAL
ESTATE TRUST, INC.
(Registrant)

	By:	/s/ Steven P. Grimes
Steven P. Grimes
Chief Operating Officer, Chief
Date: January 15, 2009		Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter to shareholders of Inland Western Retail Real Estate Trust, Inc.